                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 4, 1998


                       Preferred Employers Holdings, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                    Delaware
                 ---------------------------------------------
                 (State or other jurisdiction of incorporation)


                    1-12677                            65-0698779
          ------------------------       -----------------------------------
          (Commission File Number)       (I.R.S. Employer Identification No.)


   10800 Biscayne Blvd., Miami, Florida                  33161
  ---------------------------------------             ----------
  Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (305) 893-4040


                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.           Other Events.

         In May 1998, Preferred Healthcare Staffing, Inc. ("Preferred Staffing"), a wholly-owned subsidiary of Preferred Employers Holdings, Inc. (the "Company"), entered into a $3 million unsecured revolving line of credit with a bank (the "Credit Facility"). Outstanding borrowings under the Credit Facility bear interest at the bank's base rate of interest. Interest under the Credit Facility is due and payable monthly commencing June 2, 1998 and all unpaid principal and interest is due on May 2, 1999. Outstanding borrowings under the Credit Facility are secured by a guarantee of the Company. As of June 1, 1998 Preferred Staffing had outstanding borrowings of approximately $1,780,000 under the Credit Facility, which borrowings bear interest at the rate of 8 1/2% per annum.

         In May 1998, the Company consummated a private placement of 7% convertible subordinated notes due May 2003 (the "Notes") in the aggregate principal amount of $10,580,000. The principal amount of the Notes is convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at a conversion price of $9.00 per share (the "Conversion Price") at any time prior to the earlier of May 12, 2003 (the "Maturity Date") or ten business days after the receipt of a Termination Notice (as defined below). In the event (i) the closing bid price of the Common Stock equals or exceeds $13.50 per share for twenty consecutive trading days during any period commencing upon satisfaction of one of the conditions contained in (ii) hereof and (ii) either a registration statement covering the shares of Common Stock issuable upon conversion of the Notes has been declared effective by the Securities and Exchange Commission and remains effective or at least two years has elapsed since the issuance date of the Notes and the shares of Common Stock issuable upon conversion of the Notes are saleable, without restriction, under Rule 144(k) promulgated under the Securities Act of 1933, as amended, then the holder's right to convert the outstanding principal amount of the Notes shall be terminated by the Company by delivering to the holder a notice of termination (the "Termination Notice"), in which event (a) the holder will have the right at any time during the ten business days after receipt of the Termination Notice, in its sole discretion, to convert the outstanding principal amount of the Notes into shares of Common Stock at the Conversion Price, and (b) thereafter, the holder's option to convert shall terminate and the Notes may be prepaid by the Company, at any time prior to the Maturity Date, in whole or in part for the face amount thereof, together with all accrued and unpaid interest through the date of prepayment.

         In connection with the private placement, the placement agent received from the Company an aggregate of $900,000 in commissions and structuring fees and the Company issued the placement agent warrants to purchase an aggregate of 198,800 shares of Common Stock, at the exercise price of $9 per share. The warrants are exercisable until May 12, 2003. The warrants include customary registration rights and dilution provisions for the benefit of the holder. The Company agreed to file a registration statement with the Securities and Exchange Commission no later than August 2, 1998 in order to register the sale of the shares of Common Stock issuable upon conversion of the Notes and to use its best efforts to have such registration statement declared effective by October 16, 1998.

         The Company hereby incorporates by reference herein the matters announced in the Company's press release dated June 1, 1998 (such press release is filed as Exhibit 99.1 hereto).

Item 7.           Financial Statements and Exhibits.

                  (c) Exhibits. The following documents are being filed herewith by the Company as exhibits to this Current Report on Form 8-K:

                  4.1      Form of 7% Convertible Subordinated Note.

                  4.2      Form of Agent's Warrant.

                  10.1 Loan Agreement, dated May 4, 1998, between Preferred Healthcare Staffing, Inc. and City National Bank of Florida.

                  10.2 Promissory Note and Security Agreement, dated April 27, 1998, by Preferred Healthcare Staffing, Inc. to City National Bank of Florida.

                  10.3 Continuous Guaranty, dated May 5, 1998, by the Company to City National Bank of Florida.

                  99.1     Press release of the Company dated June 1, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PREFERRED EMPLOYERS HOLDINGS, INC.

Date:  June 2, 1998                            By:/s/ Mel Harris
                                                  ---------------------------
                                                   Mel Harris
                                                   Chairman of the Board and
                                                   Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.      Exhibits                                               Page No.
-----------      --------                                               --------
4.1              Form of 7% Convertible Subordinated Note.

4.2              Form of Agent's Warrant.

10.1             Loan Agreement, dated May 4, 1998, between
                 Preferred Healthcare Staffing, Inc. and City
                 National Bank of Florida.

10.2             Promissory Note and Security Agreement, dated
                 April 27, 1998, by Preferred Healthcare Staffing,
                 Inc. to City National Bank of Florida.

10.3             Continuous Guaranty, dated May 5, 1998, by the
                 Company to City National Bank of Florida.

99.1             Press release of the Company dated June 1, 1998.
